EXHIBIT 10.48

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 5th day of February, 2010 by and among Medgenics, Inc. a Delaware corporation (the “Company”), and Windy City, Inc., a Delaware corporation, Eugene Bauer and Andrew L. Pearlman (individually, a “Purchaser” and collectively, the “Purchasers”).

Recitals

A.       The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.        The Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and conditions stated in this Agreement, the number of unregistered shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (together with any securities into which such shares may be reclassified the “Common Stock”), set opposite such Purchaser’s name on the signature page hereto.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Purchase and Sale of Shares. On the terms and subject to the conditions hereinafter set forth, each of the Purchasers, severally and not jointly, agrees to purchase from the Company, and the Company agrees to sell to the Purchasers, the Shares at a purchase price per Share (the “Purchase Price”) at the Closing (as defined below) equal to 6.5 pence. At the option of each Purchaser, payment of the Purchase Price may be made in U.S. dollars, based on the exchange rate applicable to the business day prior to the Closing.

2.       Payment; Closing.

2.1       Payment. On the Closing Date each Purchaser shall pay the Purchase Price for the Shares to be issued and sold to him or it at the Closing. The Purchase Price shall be paid by wire transfer of immediately available funds in accordance with the Company’s written instructions. At the Closing, upon payment of the Purchase Price therefor by the applicable Purchaser, the Company will deliver irrevocable written instructions (“Transfer Instructions”) to the transfer agent for the Company’s Common Stock to issue certificates representing the Shares registered in the name of such Purchaser and to deliver such certificates to or at the direction of such Purchaser. The Company shall not have the power to revoke or amend the Transfer Instructions without the written consent of such Purchaser.

2.2       Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Sections 5 and 6 below, the closing of the transactions contemplated by this Agreement shall be held on the same date as the consummation of the Company’s placing of shares of Common Stock being conducted through SVS Securities plc on the AIM Market in the U.K., or such other time as may be mutually agreed upon by the parties to this Agreement (the “Closing Date”), at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 W. Madison Street, Suite 3900, Chicago, Illinois 60606 or at such other location or by such other method (including exchange of signed documents) as may be mutually agreed upon by the parties to this Agreement (“Closing”).

3.        Representations and Warranties of Purchasers.  Each Purchaser, severally and not jointly, represents and warrants to the Company that:

3.1       Organization and Qualification. If such Purchaser is an entity, such Purchaser represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority to purchase the Shares.

3.2       Authorization; Enforcement. If such Purchaser is an entity, such Purchaser represents and warrants that this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by, and duly executed and delivered on behalf of, such Purchaser. Each of the Purchasers represents and warrants that this Agreement constitutes the valid and binding agreement of such Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

3.3       Securities Matters. In connection with the Company’s compliance with applicable securities laws:

 a.       None of the Shares are registered under the 1933 Act or any state securities laws. Such Purchaser understands that the Shares are being offered and sold to him or it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemption and the eligibility of Such Purchaser to acquire the Shares.

 b.       Such Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and such Purchaser has no plans to enter into any such agreement or arrangement. Such Purchaser is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the 1933 Act, or registered under the 1933 Act. There can be no assurance that there will be any market for resale of the Shares, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

 c.       Such Purchaser is an “accredited Purchaser” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Such Purchaser understands that his or its investment in the Shares involves a significant degree of risk. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.4       Information. Such Purchaser has conducted its own due diligence examination of the Company’s business, financial condition, results of operations, and prospects. In connection with such investigation, such Purchaser and his or its representatives (i) have reviewed the Company’s regulatory and other filings made by the Company with AIM or posted on the Company’s website pursuant to the AIM Rules for Companies, governing admission to and the operation of AIM, as published by the London Stock Exchange plc, including, without limitation, the Company’s Admission Document, and (ii) have been given an opportunity to ask questions, to the extent such Purchaser considered necessary, and have received answers from, officers of the Company concerning the business, finances and operations of the Company and information relating to the offer and sale of the Shares. In evaluating the suitability of an investment in the Company, such Purchaser has not relied upon any representation or information (oral or written) other than as stated in this Agreement.

3.5       Restrictions on Transfer. Such Purchaser understands that the issuance of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws. Such Purchaser may be required to hold the Shares indefinitely and the Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the 1933 Act, or (ii) the Purchaser shall have delivered to the Company an opinion of counsel to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company. Such Purchaser understands that until such time as the resale of the Shares has been registered under the 1933 Act or otherwise may be sold pursuant to an exemption from registration, certificates evidencing the Shares may bear a restrictive legend in substantially the following form (and a stoptransfer order may be placed against transfer of the certificates evidencing such Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

3.6       No General Solicitation. Such Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Shares and is not subscribing for the Shares and did not become aware of the offering of the Shares through or as a result of any seminar or meeting to which such Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to such Purchaser in connection with investments in securities generally.

3.7       Commission. Such Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

3.8       Additional Information. Within five (5) days after receipt of a request from the Company, such Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

3.9       OFAC Representation.

 a.       Such Purchaser represents that the amounts invested by it in the Shares were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the Officer of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

 b.       To the best of such Purchaser’s knowledge, none of: (1) such Purchaser; (2) any person controlling or controlled by such Purchaser; (3) if such Purchaser is a privately-held entity, any person having a beneficial interest in such Purchaser; or (4) any person for whom such Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Such Purchaser agrees to promptly notify the Company should such Purchaser become aware of any change in the information set forth in these representations. Such Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of such Purchaser, either by prohibiting additional subscriptions from such Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. Such Purchaser further acknowledges that the Company may, by written notice to such Purchaser, suspend the redemption rights, if any, of such Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

 c.       To the best of such Purchaser’s knowledge, none of: (1) such Purchaser; (2) any person controlling or controlled by such Purchaser; (3) if such Purchaser is a privately-held entity, any person having a beneficial interest in such Purchaser; or (4) any person for whom such Purchaser is acting as agent or nominee in connection with this investment is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation, or any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure. Such Purchaser is not affiliated with a non-U.S. banking institution (a “Foreign Bank”), and does not receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank.

4.       Representations and Warranties of the Company.  The Company represents and warrants to such Purchaser that:

4.1       Organization, Good Standing and Qualification. Each of the Company and Medgenics Medical (Israel) Limited (the “Subsidiary”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and the Subsidiary taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). The Company has no subsidiaries other than the Subsidiary.

4.2       Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

4.3       Valid Issuance. The Shares have been duly and validly authorized and, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth herein or imposed by applicable securities laws and except for those created by the applicable Purchaser.

4.4       Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.5       Delivery of AIM Filings; Compliance with AIM Rules. The Company has made available to the Purchasers, true and complete copies of the Company’s most recent public filings required to be made by the Company pursuant to the AIM Rules. For so long as the Common Stock has been admitted to trading on the AIM Market operated by London Stock Exchange plc (“AIM”), the Company has complied in all material respects with all relevant laws and resolutions including (i) the Companies Act 1985 (as amended) and the Companies Act 2006, (ii) the AIM Rules, (iii) the Financial Services and Markets Act 2000, (iv) the Code of Market Conduct published by the Financial Services Authority, (v) the Criminal Justice Act 1993 and (vi) any other obligations imposed from time to time by the London Stock Exchange on companies whose securities have been admitted to trading on AIM.

5.       Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue and sell the Shares to each Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

5.1       Delivery of Agreement. Such Purchaser shall have executed and delivered this Agreement to the Company.

5.2       Payment of Purchase Price. Such Purchaser shall have delivered the Purchase Price in accordance with Section 2.1 above.

5.3       Representations and Warranties. The representations and warranties of such Purchaser shall be true and correct in all material respects, and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

5.4       Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction (an “Action”) shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.       Conditions to each Purchaser’s Obligations. The obligation of each Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in his or its sole discretion:

6.1       Delivery of Agreement; Issuance of Shares. The Company shall have executed and delivered this Agreement to such Purchaser, and shall deliver the Transfer Instructions to the transfer agent for the Company’s Common Stock to issue certificates in the name of such Purchaser representing the Shares being purchased by such Purchaser. The Company shall deliver a copy of the Transfer Instructions to such Purchaser at the Closing.

6.2       Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.3       Consents. Any consents or approvals required to be secured by the Company for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to such Purchaser.

6.4       Litigation. No Action shall have been enacted, entered, promulgated or endorsed by or in any court or govermnental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       Indemnification.

7.1       Indemnification by Purchasers. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by such Purchaser of any covenant or agreement made by such Purchaser herein or in any other document delivered in connection with this Agreement.

7.2       Indemnification by the Company. The Company agrees to indemnify the Purchasers and their affiliates and hold the Purchasers and their affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Purchasers’ counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by the Purchasers or such affiliates as a result of any claims made against the Purchasers, or any of them, or such affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement, or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the Shares (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of any Purchaser or its affiliates).

7.3       Notification. Any person entitled to indemnification by the Company hereunder will (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified party and the Company with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the Company, the Company will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If the Company elects not to or is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

7.4       Survival. Any covenant or agreement in this Agreement required to be performed following the Closing Date, shall survive the Closing Date. Without limitation of the foregoing, the respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein, but only for a period of the earlier of (i) twelve (12) months following the Closing Date and (ii) the applicable statute of limitations with respect to each representation and warranty, and thereafter shall expire and have no further force and effect (including with respect to the indemnification obligations contained herein).

8.       Miscellaneous.

8.1       Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective peimitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2       Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or electronic transmission (e.g. Pdf/email), which shall be deemed an original.

8.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

 If to the Company:

Medgenics, Inc.
8000 Towers Crescent Drive, Suite 1070
Vienna, VA 22182
Attention: Dr. Andrew Pearlman, CEO & President
Fax: (561) 828-6150

 And to:

Medgenics, Inc.
Teradion Business Park
P.O. Box 14
Misgav 20179 Israel
Attention: Ms. Phyllis Bellin
Fax: +972-4-9990114

 With a copy (not constituting notice) to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
Attention: Gretchen Anne Trofa, Esq.
Fax No.: (312) 984-3150

 If to the Purchasers:

 To the addresses set forth on the signature page affixed hereto.

8.5       Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

8.7       Publicity. The Company shall be entitled to issue public releases or announcements concerning the transactions contemplated hereby, including, if required by the AIM Rules, identifying the Purchasers. The Purchasers agree not to make any public release or announcement concerning the transaction contemplated hereby without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable law, rule or regulation of any governmental authority or the applicable rules or regulations of any securities exchange or securities market, in which case the Purchasers shall allow the Company to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

8.8       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.9       Entire Agreement. This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.10     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.11     Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.12     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.13     Rights Cumulative. Except as expressly set forth herein, each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:	MEDGENICS, INC.,

	By:	/s/ Andrew L. Pearlman
Name:
Title:

PURCHASERS:

WINDY CITY, INC.	WINDY CITY, INC.

	By:	/s/ Joel Kanter
Name: Joel Kanter
Title: President

Number of Shares: 48,148

Address for Notice:

EUGENE BAUER	/s/ Eugene Bauer
Eugene Bauer

Number of Shares: 96,295

Address for Notice:	59 MONTECITO RD
SAN RAFAEL, CA 94901

ANDREW L. PEARLMAN	/s/ Andrew L. Pearlman
Andrew L. Pearlman

Number of Shares: 48,148

Address for Notice: